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Exhibit 24.1

POWER OF ATTORNEY

        Each person whose signature appears below does hereby make, constitute and appoint each of Samuel H. Iapalucci, Ralph R. Peterson or JoAnn Shea as such person's true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation to execute, deliver and file with the Securities and Exchange Commission, for and on such person's behalf, and in any and all capacities,

1.
An Annual Report on Form 10-K, any and all amendments (including post-effective amendments) thereto with all exhibits thereto and other documents in connection therewith granting unto said attorneys-in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person's substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ CAROLYN CHIN Carolyn Chin	February 11, 2005
/s/ WILLIAM T. DEHN William T. Dehn	February 11, 2005
/s/ DONALD S. EVANS Donald S. Evans	February 11, 2005
/s/ JAMES J. FERRIS James J. Ferris	February 11, 2005
/s/ JERRY D. GEIST Jerry D. Geist	February 11, 2005
/s/ MICHAEL D. KENNEDY Michael D. Kennedy	February 11, 2005
/s/ SUSAN D. KING Susan D. King	February 11, 2005
/s/ RALPH R. PETERSON Ralph R. Peterson	February 11, 2005
/s/ DAVID B. PRICE David B. Price	February 11, 2005
/s/ M. CATHERINE SANTEE M. Catherine Santee	February 11, 2005
/s/ THOMAS G. SEARLE Thomas G. Searle	February 11, 2005
/s/ NANCY R. TUOR Nancy R. Tuor	February 11, 2005
/s/ BARRY L. WILLIAMS Barry L. Williams	February 11, 2005

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POWER OF ATTORNEY